Exhibit (h)(19)

                        ADMINISTRATIVE SERVICES AGREEMENT

         ADMINISTRATIVE SERVICES AGREEMENT, made this 2nd day of October, 2000, between Scudder International Fund, Inc. (the "Corporation"), a Maryland corporation and Scudder Kemper Investments, Inc. ("Scudder Kemper"), a Delaware corporation.

WHEREAS, the Corporation is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Corporation is authorized to issue shares of capital stock ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Corporation has established multiple series, including Scudder Emerging Markets Growth Fund, Scudder Greater Europe Growth Fund, Scudder Pacific Opportunities Fund, Scudder International Fund and Scudder Latin America Fund (each a "Series");

WHEREAS, this Agreement shall become effective as to each Series as of the date listed next to such Series on Schedule A hereto; and

WHEREAS, the Corporation wishes to retain Scudder Kemper to provide administrative and other services to the Corporation with respect to the Series in the manner and on the terms hereinafter set forth; and

WHEREAS, Scudder Kemper is willing to furnish such services in the manner and on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

I. APPOINTMENT. The Corporation hereby appoints Scudder Kemper as Administrator to provide the administrative and other services with respect to the Series for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided. In the event the Corporation establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render those services, it shall notify the Corporation in writing, whereupon Schedule A hereto shall be amended to reflect the compensation payable to the Administrator on behalf of that series and that series shall become a Series hereunder.

II. DUTIES. Subject to the general supervision of the Board of Directors of the Corporation (the "Board"), the Administrator shall provide

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or procure all organizational, administrative and other services reasonably necessary for the operation of the Series and certain other services, all as more particularly described and except as provided below.

         A. ADMINISTRATIVE SERVICES. Subject to the approval or consent of the Board, the Administrator shall provide or procure, at the Administrator's expense, services to include the following: (i) coordinating matters relating to the operation of the Series, including any necessary coordination among Scudder Kemper or other advisers to the Series, the custodian(s), transfer agent(s), shareholder servicing and dividend disbursing agent(s), subaccounting and recordkeeping agent(s), fund accounting agent(s), pricing agent(s), accountants, attorneys, and other parties performing services or operational functions for the Series; (ii) providing the Series with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Series;
(iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Corporation and the Series as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Management Agreement; (iv) preparing and arranging for the distribution of proxy materials and periodic reports to shareholders of the Series as required by applicable law; and (v) taking such other action with respect to the Series as may be required by applicable law, including, without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies.

         B. EXPENSES. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Series under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall, at its expense, furnish to the Corporation, or procure and pay for: (a) usual and customary auditing services of each Series' independent public accountants; (b) services of each Series' transfer agent(s), shareholder servicing and dividend disbursing agent(s), and shareholder recordkeeping agent(s); (c) services of each Series' custodian, including any recordkeeping services provided by the custodian; (d) services of each Series' accounting agent(s), (e) services of obtaining quotations for calculating the value of each Series' net assets; (f) services of maintaining the Series' tax records; (g) services, including procurement of legal services, incident to meetings of the Corporation's shareholders, the preparation and filing of registration statements under the Securities Act of 1933, as amended, and the 1940 Act and any amendments thereto, and reports of the Corporation to its shareholders, the preparation and filing of reports to regulatory bodies, the maintenance of the Corporation's existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (gg) below); (h) procurement of ordinary legal services, including the services that arise in the ordinary course of business for a Maryland corporation registered as an open-end management investment company; (i) the Corporation's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;


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(j) association membership dues; (k) services to organize and offer shares of the Corporation and the Series; and (l) printing and postage expenses related to the mailing of periodic reports, prospectuses, statements of additional information and other shareholder mailings, excluding proxy solicitations; (m) expenses that are the obligation of a Series pursuant to a special servicing agreement with a registered investment company that is a holder of shares of the Series and that may be deemed to be an affiliated person, or an affiliated person of such a person, as defined in the 1940 Act; and (n) expenses in the nature of avoided transfer agency costs payable to a person that is a shareholder of record for an omnibus account on the transfer agency records of the Series. The Corporation shall bear the following expenses: (aa) salaries and other compensation of any of the Corporation's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates; (bb) taxes, if any, levied against the Corporation or any of its Series; (cc) brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Series; (dd) costs, including the interest expenses, of borrowing money; (ee) fees and expenses of Board members who are not officers, employees, or stockholders of the Administrator or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such Board members in connection with the duties of their office with the Corporation; (ff) extraordinary expenses, including extraordinary legal expenses to the extent authorized by the Board, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Corporation to indemnify its Board members, officers, employees, shareholders, distributors, and agents with respect thereto; (gg) organizational and offering expenses of the Corporation and the Series to the extent authorized by the Board, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and (hh) any expenses allocated to a specific Series pursuant to an administrative services or distribution plan.

         C. ORGANIZATIONAL SERVICES. The Administrator shall provide the Corporation and the Series, at the Administrator's expense, with the services necessary to organize any Series that commence operations on or after the date of this Agreement so that such Series can conduct business as described in the Corporation's Registration Statement.

         D. The Administrator shall also make its officers and employees available to the Board and officers of the Corporation for consultation and discussions regarding the administration of the Series and services provided to the Series under this agreement.

         E. In performing these services, the Administrator: (i) shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Corporation's Registration Statement filed on Form N-1A as supplemented or amended from time to time, (ii) will make available to the Corporation, promptly upon request, any of the Series' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in


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connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Corporation are being conducted in a manner consistent with applicable laws and regulations, and
(iii) will regularly report to the Board on the services provided under this Agreement and will furnish the Board with respect to the Series such periodic and special reports as the Board may reasonably request.

         F. The services provided by the Administrator under this Agreement are in addition to those required to be provided by it under the Investment Management Agreement entered into between the Administrator and the Corporation on behalf of each Series. Notwithstanding any other provision of the Agreement, all other services provided by the Administrator under the Investment Management Agreement will continue to be provided by the Administrator and paid for by the Corporation pursuant to that agreement.

III. INDEPENDENT CONTRACTOR. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the [Trust][Corporation] in any way or otherwise be deemed its agent.

IV. COMPENSATION. The Corporation shall pay on behalf of each Series compensation to the Administrator for the services rendered under this Agreement as set forth in Schedule A hereto. The amount of any credit received from the Series' custodian for cash balances maintained at the custodian shall be subtracted from any amount required to be paid by [Trust] [Corporation] under this Agreement.

V. NON-EXCLUSIVITY. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

VI. LIABILITY. The Administrator shall give the Corporation the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Corporation agrees that neither the Administrator nor the stockholders, officers, directors, or employees of the Administrator shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act, omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Corporation of the Administrator and that of the stockholders, officers, directors, and employees of the Administrator, and shall in no way govern the liability to the Corporation or the Administrator of any other person or provide a defense


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for such other person, including persons that provide services for the Series as described in Section II.B or C of this Agreement.

VII. TERM AND CONTINUATION. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until three (3) years from the date of this Agreement, and shall continue thereafter on an annual basis with respect to each Series, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by vote of a majority of the outstanding voting securities of the Series, and provided continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Corporation, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated without the payment of any penalty with respect to the entire Corporation or only with respect to one or more Series thereof: (a) by the Corporation at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Board members who are not "interested persons" (as such term is defined in the 1940 Act) of the Corporation, or (2) a majority of the outstanding voting shares of the Corporation or, with respect to a particular Series, by vote of a majority of the outstanding voting shares of such Series, on 60 days' written notice to the Administrator; and (b) by the Administrator on or after the third anniversary of the date hereof, without the payment of any penalty, upon 60 days' written notice to the Corporation.

VIII. NOTICES. Notices of any kind to be given to the Administrator by the Corporation shall be in writing and shall be duly given if mailed or delivered to the Administrator at 345 Park Avenue, New York, New York 10154, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Corporation by the Administrator shall be in writing and shall be duly given if mailed or delivered to 345 Park Avenue, New York, New York 10154, or to such other address or to such individual as shall be specified by the Corporation.

IX. CORPORATION OBLIGATION. The obligations of this Agreement to pay the Administrator for services provided to or procured for a Series shall be binding only upon the assets and property of that Series and shall not be binding upon any Board member, officer, or shareholder of the Corporation individually.

X. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

XI. MISCELLANEOUS. This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the


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extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby. The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be assigned by the Corporation or the Administrator without the consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                            SCUDDER INTERNATIONAL FUND, INC.
                                            on behalf of the Series

                                            By: _______________________
                                                     Nicholas Bratt
                                                     President



                                            SCUDDER KEMPER INVESTMENTS, INC.

                                            By: _______________________
                                                     Kathryn L. Quirk
                                                     Managing Director



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                                                                      SCHEDULE A

                        SCUDDER KEMPER INVESTMENTS, INC.

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                        ADMINISTRATIVE SERVICES AGREEMENT


         The Administrative Fee, which shall be calculated based on each Series' average daily net assets, shall be payable quarterly in an amount based on the following annual rates.

                               Annual Administrative Fee Rates
                               -------------------------------

                        Emerging Markets Funds             0.6500%
                        Index Funds                        0.2500%
                        International Funds                0.3750%
                        Money Market Funds                 0.4000%
                        Sector Funds                       0.3500%
                        Tax Free Funds                     0.1500%
                        U.S. Income Funds                  0.3000%
                        U.S. Large Cap Equity Funds        0.3000%
                        U.S. Small Cap Equity Funds        0.4500%

Emerging Markets Funds
----------------------

Scudder Emerging Markets Growth Fund                          October 2, 2000
Scudder Emerging Markets Income Fund                          October 2, 2000
Scudder Gold Fund                                             October 2, 2000
Scudder Latin America Fund                                    October 2, 2000
Scudder Pacific Opportunities Fund                            October 2, 2000

Index Funds
-----------

Scudder S&P 500 Index Fund                                    September 11, 2000
Scudder Select 500 Fund                                       August 28, 2000
Scudder Select 1000 Growth Fund                               October 2, 2000

International Funds
-------------------

Scudder Global Bond Fund                                      October 2, 2000
Scudder Global Fund                                           September 11, 2000
Scudder Greater Europe Growth Fund                            October 2, 2000
Scudder International Fund                                    August 28, 2000


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Money Market Funds
------------------

Scudder Cash Investment Trust                                 September 11, 2000
Scudder Money Market Series: Prime Reserve Shares and         August 14, 2000
  AARP Prime Reserve Class^1
Scudder U.S. Treasury Money Fund                              October 2, 2000

Sector Funds
------------

Scudder Health Care Fund                                      October 2, 2000
Scudder Technology Fund                                       October 2, 2000

Tax Free Funds
--------------

Scudder California Tax Free Fund                              October 2, 2000
Scudder High Yield Tax Free Fund                              October 2, 2000
Scudder Managed Municipal Bonds                               July 31, 2000
Scudder Massachusetts Tax Free Fund                           October 2, 2000
Scudder Medium Term Tax Free Fund                             October 2, 2000
Scudder New York Tax Free Fund                                October 2, 2000
Scudder Tax Free Money Fund                                   October 2, 2000

U.S. Income Funds
-----------------

Scudder GNMA Fund                                             July 17, 2000
Scudder High Yield Bond Fund                                  October 2, 2000
Scudder Income Fund                                           July 24, 2000
Scudder Short Term Bond Fund                                  August 14, 2000

U.S. Large Cap Equity Funds
---------------------------

Scudder Balanced Fund                                         August 28. 2000
Scudder Capital Growth Fund                                   July 17, 2000
Scudder Dividend & Growth Fund                                October 2, 2000
Scudder Growth and Income Fund                                August 14, 2000
Scudder Large Company Growth Fund                             October 2, 2000
Scudder Large Company Value Fund                              October 2, 2000


--------------------------
^1 The Administrative Fee rates for the other classes of Scudder Money Market Series vary from this schedule. The Administrative Fee rates for those classes are:

                  Premium Shares Class:              0.25%
                  AARP Premium Class:                0.25%
                  Managed Shares Class:              0.20%
                  Institutional Shares Class:        0.05%


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U.S. Small Cap Equity Funds
---------------------------

Scudder Development Fund                                      October 2, 2000
Scudder Small Company Stock Fund                              July 17, 2000
Scudder Small Company Value Fund                              October 2, 2000
Scudder 21st Century Growth Fund                              October 2, 2000


__________________, 2000




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